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Exhibit 10(b)(b)

«    » June 2005

To: «FIRST_NAME» «LAST_NAME»                Employee Number: «EMPLID»

Subject: Confirmation of participation in the H2'05 Pay-for-Results (PfR) program

The H2'05 PfR program runs May 1, 2005 through October 31, 2005

        This statement confirms your participation in the H2'05 Pay-for-Results (PfR) program* based on your current eligibility status. It also indicates the amount of your target PfR bonus opportunity and briefly describes the metrics used to determine PfR program funding. The H2'05 PfR program has not changed from H1'05.

        *Applies to employees eligible to participate in the Hewlett-Packard Company Executive Pay-for-Results Plan and the Hewlett-Packard Company Pay-for-Results Short-Term Bonus Plan.

Requirements for the PfR Program to Fund

        Two conditions must be met for the PfR program to fund: first, HP must meet its company net profit threshold goal. Second, the Company Performance Bonus (CPB) plan must pay out to our broad-based employee population before any payments are made to our executives. If we do not meet the net profit threshold, funding will be directed back to earnings. In short, we must earn our way through our goals before a payout can be considered. The level of plan funding is at the discretion of executive management to recommend with approval by the HR & Compensation Committee of HP's Board of Directors.

How the Amount of a PfR Bonus Is Determined

        The amount of the PfR bonus is based on performance against three metrics: revenue, net profit, and Total Customer Experience (TCE). Each metric must reach threshold level before that portion of the bonus can fund. If the company exceeds ASPIRE performance, a fourth metric—gross margin improvement—is considered in determining any additional funding.

Your Target PfR Bonus Opportunity

        Below is a summary of your plan metrics and target bonus opportunity for H2'05. Your actual bonus under the program will be a factor of the following:

1.
The performance of HP relative to the ASPIRE plans for H2'05.

2.
Your Target Bonus Opportunity, which is stated as a percentage of your accumulated eligible earnings

3.
Your accumulated eligible earnings during the performance period. This is typically your base pay, but may include adjustments based on employment status such as Part-Time or Leave of Absence.

Target Bonus Opportunity: «BONUS»

Performance Level	Metric	Weight	Bonus Opportunity
from Threshold to ASPIRE			0%-50% of Bonus Target
	Revenue—HP Worldwide	40.00%
	Net Profit—HP Worldwide	40.00%
	Customer—HP Worldwide TCE	20.00%
above ASPIRE	HP Gross Margin improvement		50%-300% of Bonus Target
	drives additional funding
	payout based on manager discretion

        The PfR program is a variable pay program and ultimate payment is discretionary based upon achievement of business objectives with participation and payout subject to the terms and conditions of the ePfR and PfR plans. Your current status and participation does not guarantee future status and participation in PfR. As HP's variable pay philosophy allows participation in only one variable pay program, payments made from other programs may preclude your participation in PfR this period. Refer to Business Group-specific plan documents or websites for additional information.

        As a normal part of aligning its Total Rewards, HP continues to monitor the competitiveness of its variable pay programs and adjusts performance measurement goals, thresholds, bonus opportunities and plan eligibility to reflect business requirements and market norms.

        This statement and the attached page provide summary information only. For additional details, please visit the PfR website (http://hrcms01.atl.hp.com:6041/public/pages/Variable_Pay/en_US/text_page_20048.htm).

        If you have questions about the information specific to you, please contact your manager, your Human Resources Representative or your business's PfR Manager. You can also send your questions to the PfR notification mailbox at notification.pfr@hp.com.

Regards,

«SUPV_FIRST_NAME» «SUPV_LAST_NAME»

Pay-for-Results (PfR) Program for H2'05

Eligible Population

  •
  No change; same as H1'05

  •
  Employees eligible to participate in the Hewlett-Packard Company Executive Pay-for-Results Plan and the Hewlett-Packard Company Pay-for-Results Short-Term Bonus Plan

  •
  Director level and above

  •
  Equivalent employees in TCP job family (Strategist, Sr. Fellow, Fellow)

  •
  MG2 and Legal Counsel in top two non-executive salary grades in country

  •
  Select HP Services employees in TSG below MG2 based on job content/customer interface

Bonus Structure

  •
  No change, same bonus opportunity structure as in H1'05

Metrics

  •
  All participants are on either HP Worldwide or HP Region level metrics (same as H1'05):

  •
  Revenue (40%)

  •
  Net Profit (40%)

  •
  TCE (20%)

  •
  HP Regions are Americas (AMS), Europe/Middle East & Africa (EMEA), and Asia Pacific (includes Japan)

Requirements for Plan Funding

  •
  Company Performance Bonus (CPB) must pay out before any payments are made under the PfR program

  •
  Net profit threshold must be met at the HPco level and at the HP Region level if you participate in a Regional plan

  •
  Threshold level on each metric must be met before that individual metric funds

Plan Funding

  •
  The HR and Compensation Committee of the HP Board of Directors has final approval of recommended funding

  •
  Plan funding is at the discretion of executive management to recommend, is based on operational performance and takes into account our earnings commitments

  •
  If targets are exceeded, any additional funding is at the discretion of executive management to recommend and is based primarily on gross margin improvement, in addition to net profit, revenue, and TCE results

  •
  Funding between threshold and target is distributed formulaically

  •
  Funding above target is distributed 50% formulaically and 50% by management discretion, except for Section 16 Officers for whom distribution is determined formulaically

  •
  Maximum payout cannot exceed 300% of targeted bonus opportunity

QuickLinks

  Exhibit 10(b)(b)
The H2'05 PfR program runs May 1, 2005 through October 31, 2005
Pay-for-Results (PfR) Program for H2'05